Exhibit 99.1

ADT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On September 30, 2019, ADT Inc. and its wholly owned subsidiaries (collectively, the “Company”) entered into an agreement to sell all of the shares of ADT Security Services Canada, Inc. (“ADT Canada”) to TELUS Corporation (“TELUS”). On November 5, 2019, the Company completed the sale of ADT Canada for CAD $683 million (approximately $519 million as of the date of closing) in cash, which remains subject to certain post-closing purchase price adjustments. In connection with the sale of ADT Canada, the Company and TELUS also entered into a non-competition and non-solicitation agreement pursuant to which the Company will not have any operations in Canada, subject to limited exceptions for cross-border commercial customers and mobile safety applications, for a period of seven years. Additionally, the Company and TELUS entered into a patent and trademark license agreement (“License Agreement”) granting the usage of the Company’s trademarks and patents in Canada to TELUS for a period of seven years. Finally, the Company and TELUS entered into a transition services agreement (“Transition Services Agreement”) whereby the Company will provide certain post-closing services to TELUS related to the business of ADT Canada. The Transition Services Agreement is not material and is excluded from the pro forma adjustments below.

During the fourth quarter of 2019, the Company entered into forward foreign currency exchange contracts in order to manage exposure to variability in foreign exchange rates on the sale proceeds of ADT Canada. The net settlement of the forward foreign currency exchange contracts is not anticipated to be material and is excluded from the pro forma adjustments below.

The sale of ADT Canada did not represent a strategic shift that will have a major effect on the Company’s operations and financial results, and therefore, did not meet the criteria to be reported as discontinued operations, however, did represent a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial information in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the sale of ADT Canada as if the transaction occurred on September 30, 2019. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give effect to the sale of ADT Canada as if the transaction had occurred on January 1, 2018. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited pro forma condensed consolidated financial information is based on and derived from the Company’s historical consolidated financial statements, adjusted for those amounts which were determined to be (1) directly attributable to the sale of ADT Canada, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s consolidated results. The unaudited pro forma condensed consolidated financial information is based upon available information and assumptions that the Company considers to be reasonable. The unaudited pro forma condensed consolidated financial information is for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”) and is not intended to represent or be indicative of the Company’s financial condition or results of operations had the above transactions occurred on the date indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial condition or results of operations.

For a more comprehensive understanding of the Company and its interim results, the unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Annual Report”), which was filed with the SEC on March 11, 2019, and the Company’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2019 (“2019 Third Quarter Report”), which will also be filed with the SEC on November 12, 2019.

ADT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2019

(in thousands)

		Pro Forma
	Historical Results(a)	Adjustments		Pro Forma Results
Assets
Current assets:
Cash and cash equivalents	$155,774	$505,545	(c)	$661,319
Accounts receivable trade, net	284,856	—		284,856
Inventories, net	105,503	—		105,503
Work-in-progress	40,386	—		40,386
Assets held for sale	591,427	(591,427)	(d)	—
Prepaid expenses and other current assets	141,221	5,004	(c)	146,225

Total current assets	1,319,167	(80,878)		1,238,289
Property and equipment, net	337,449	—		337,449
Subscriber system assets, net	2,775,276	—		2,775,276
Intangible assets, net	6,815,587	—		6,815,587
Goodwill	4,956,917	—		4,956,917
Deferred subscriber acquisition costs, net	494,370	—		494,370
Other assets	248,323	—		248,323

Total assets	$16,947,089	$(80,878)		$16,866,211

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt	$212,877	$—		$212,877
Accounts payable	296,990	—		296,990
Deferred revenue	343,875	—		343,875
Liabilities held for sale	128,733	(128,733)	(d)	—
Accrued and other current liabilities	491,542	1,471	(e)	493,013

Total current liabilities	1,474,017	(127,262)		1,346,755
Long-term debt	9,638,118	—		9,638,118
Deferred subscriber acquisition revenue	644,741	—		644,741
Deferred tax liabilities	1,190,298	—		1,190,298
Other liabilities	288,731	8,829	(e)	297,560

Total liabilities	13,235,905	(118,433)		13,117,472

Stockholders’ equity:
Preferred stock	—	—		—
Common stock	7,500	—		7,500
Additional paid-in capital	5,930,174	—		5,930,174
Accumulated deficit	(2,112,318)	—		(2,112,318)
Accumulated other comprehensive loss	(114,172)	37,555	(g)	(76,617)

Total stockholders’ equity	3,711,184	37,555		3,748,739

Total liabilities and stockholders’ equity	$16,947,089	$(80,878)		$16,866,211

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ADT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2019

(in thousands, except per share data)

	Historical Results(a)	Pro Forma Adjustments		Pro Forma Results
Monitoring and related services	$3,249,401	$(148,406)	(h)	$3,100,995
Installation and other	577,973	(19,471)	(h)	558,502

Total revenue	3,827,374	(167,877)		3,659,497
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,020,603	(59,819)	(h)	960,784
Selling, general and administrative expenses	1,047,818	(44,973)	(h)	1,002,845
Depreciation and intangible asset amortization	1,502,574	(69,542)	(h)	1,433,032
Merger, restructuring, integration, and other	23,069	(3,013)	(h)	20,056
Goodwill impairment	45,482	(45,482)	(i)	—
Loss on business held for sale	55,489	(55,489)	(f)	—

Operating income	132,339	110,441		242,780
Interest expense, net	(465,977)	(221)	(h)	(466,198)
Loss on extinguishment of debt	(103,004)	—		(103,004)
Other income	2,909	(1,743)	(h) (j)	1,166

Loss before income taxes	(433,733)	108,477		(325,256)
Income tax benefit	81,576	(3,533)	(k)	78,043

Net loss	$(352,157)	$104,944		$(247,213)

Net loss per share, basic and diluted	$(0.47)			$(0.33)

Weighted-average shares outstanding, basic and diluted	748,500			748,500

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information,

ADT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2018

(in thousands, except per share data)

	Historical Results(b)	Pro Forma Adjustments		Pro Forma Results
Monitoring and related services	$4,109,939	$(210,828)	(h)	$3,899,111
Installation and other	471,734	(18,275)	(h)	453,459

Total revenue	4,581,673	(229,103)		4,352,570
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,041,336	(75,072)	(h)	966,264
Selling, general and administrative expenses	1,246,950	(63,046)	(h)	1,183,904
Depreciation and intangible asset amortization	1,930,929	(92,143)	(h)	1,838,786
Merger, restructuring, integration, and other	(3,344)	(2,777)	(h)	(6,121)
Goodwill impairment	87,962	(87,962)	(i)	—

Operating income	277,840	91,897		369,737
Interest expense, net	(663,204)	(250)	(h)	(663,454)
Loss on extinguishment of debt	(274,836)	—		(274,836)
Other income	27,582	(1,358)	(h) (j)	26,224

Loss before income taxes	(632,618)	90,289		(542,329)
Income tax benefit	23,463	(12,078)	(k)	11,385

Net loss	$(609,155)	$78,211		$(530,944)

Net loss per share, basic and diluted	$(0.81)			$(0.71)

Weighted-average shares outstanding, basic and diluted	747,710			747,710

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ADT INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(a)

Represents the Company’s unaudited condensed consolidated balance sheet and statement of operations as of and for the nine months ended September 30, 2019, as contained in the 2019 Third Quarter Report.

(b)	Represents the Company’s consolidated statement of operations for the year ended December 31, 2018, as contained in the 2018 Annual Report.

(c)	Represents the sale proceeds, net of selling costs, related to the sale of ADT Canada. Approximately $5 million of the sale proceeds represents an escrow receivable.

(d)

Represents the elimination of the assets and liabilities associated with the ADT Canada disposal group. As of September 30, 2019, the ADT Canada disposal group was classified as held for sale and presented as a single asset amount and a single liability amount in the Condensed Consolidated Balance Sheet.

(e)	Represents the current and non-current portion of the sale proceeds assigned to the License Agreement.

(f)

Represents the elimination of the loss on business held for sale of $55 million, which was recorded in order to measure the ADT Canada disposal group at the lower of its carrying value or fair value less costs to sell as of September 30, 2019. The loss based on the September 30, 2019 balance sheet may be different from the loss on disposal that will be recognized during the year ended December 31, 2019.

(g)	Primarily represents the elimination of foreign currency translation within accumulated other comprehensive loss, net of tax, related to the ADT Canada disposal group as of September 30, 2019.

(h)	Represents the elimination of income and expenses associated with the ADT Canada disposal group for the nine months ended September 30, 2019 and for the year ended December 31, 2018.

(i)

Represents the elimination of goodwill impairments of $45 million and $88 million related to the Canada reporting unit for the nine months ended September 30, 2019 and for the year ended December 31, 2018, respectively.

(j)	Includes approximately $1 million of income recognized related to the License Agreement for both the nine months ended September 30, 2019 and for the year ended December 31, 2018, respectively.

(k)

Represents the income tax benefit related to the ADT Canada disposal group’s applicable tax jurisdictions in Canada. In addition, amounts include the tax effect related to the income recognized related to the License Agreement using the statutory tax rate for the nine months ended September 30, 2019 and for the year ended December 31, 2018.